Exhibit 99.1
REALNETWORKS ANNOUNCES SECOND QUARTER 2010 RESULTS
Dominique Trempont Named to Board of Directors
Matt Hulett Named to Head Games Business
SEATTLE — July 29, 2010 — Digital entertainment services company RealNetworks, Inc. (Nasdaq: RNWK) today announced results for the second quarter ended June 30, 2010.
Quarterly Highlights:
•	Revenue of $88.9 million

•	Net loss of $(25.9) million or $(0.19) per share

•	Adjusted EBITDA of $604,000

•	Cash and short term investments of $313.2 million as of June 30, 2010
“We made strong progress transforming RealNetworks during the second quarter,” said Bob Kimball, President and CEO of RealNetworks. “Our restructuring efforts are ahead of plan. In the first six months of the year, we cut more than $30 million in annualized operating expenses from our ongoing businesses. Now it is time to focus on growing the business by improving our sales and marketing of existing products and building a strong pipeline of innovative products for the long term.”
Second Quarter Results
Beginning in the second quarter of 2010, revenue and other operating results of Real’s music business from its Rhapsody joint venture are not consolidated in Real’s financial statements as a result of the restructuring of Rhapsody completed on March 31, 2010.
For the second quarter of 2010, revenue from Real’s Technology Products and Solutions, Media Software and Services, and Games businesses was $88.9 million compared with $95.3 million for the second quarter of 2009. Total revenue in the second quarter of 2009 was $135.7 million, which included revenue from Real’s music business of $40.5 million. Foreign currency exchange rate fluctuations positively affected 2010 second quarter revenue by approximately $800,000 compared with the year-ago quarter. Revenue trends in each of Real’s businesses in the second quarter of 2010 compared with the year-earlier quarter were: a 2% increase in Media Software and Services revenue to $19.6 million, a 5% decrease in Games revenue to $28.1 million and an 11% decrease in Technology Products and Solutions revenue to $41.1 million.
Net loss for the second quarter of 2010 was $(25.9) million, or $(0.19) per share, compared with a net loss of $(188.3) million, or $(1.40) per share, in the second quarter of 2009. Net loss for the second quarter of 2010 included restructuring charges of $11.9 million primarily for employee severance costs and loss on excess office facilities, while the net loss in the year-ago quarter included goodwill impairment charges of $175.6 million. Adjusted EBITDA for the second quarter of 2010 was $604,000, compared with $4.4 million for the second quarter of 2009. A reconciliation of GAAP net loss to adjusted EBITDA is provided in the financial tables that accompany this release.

As of June 30, 2010, Real had $313.2 million in unrestricted cash, cash equivalents and short-term investments compared with $335.2 million at March 31, 2010. In addition, Real had $51.8 million in restricted cash and equity investments, including an approximate 47.5% equity interest in its Rhapsody joint venture. A majority of the $22.0 million decrease in cash, cash equivalents and short-term investments from March 31, 2010, was related to working capital changes, including a reduction in accrued liabilities and payables, primarily royalties. During the quarter, total liabilities declined by $22.1 million.
Gross margin in the second quarter rose to 67%, compared with 59% for the second quarter a year earlier, primarily due to the deconsolidation of the lower-margin music business. Income tax expense was $281,000 compared with $1.2 million in the year-earlier period. Interest income in the second quarter of 2010 was $551,000 compared with $754,000 in the year-earlier period.
Reorganization
Towards the end of the second quarter of 2010, RealNetworks announced a significant reorganization of its business and operational structure. The reorganization is a key milestone in Real’s execution of its previously announced strategy to simplify, restructure and grow.
As part of the second-quarter reorganization, the company eliminated about 85 positions, including about 25% of its executive ranks. The new organizational structure is designed to reduce the spans and layers of management to create greater efficiency, teamwork and accountability.
In addition, Real today announced that it has named Matt Hulett as the head of the Games business, replacing John Barbour. Mr. Hulett, formerly Chief Revenue Officer of Games, has more than 20 years of experience in digital games and other online businesses, including executive roles at Expedia and online games pioneer Shockwave.com. “Given the urgent need to pivot our Games business to social and online games, we think it is critical to have a leader based here in Seattle,” said Mr. Kimball. “Matt has the right combination of leadership skills, online business experience and support from the team to refocus our Games business on the growth markets, including social games.”
During the second quarter, Real also reduced its use of office space in Europe and its Seattle headquarters. As a result of the reorganization and reduction in office space, the company recorded restructuring charges of approximately $11.9 million for the quarter. Of these charges, approximately $4.8 million is primarily related to the reduction in force and approximately $7.1 million is related to the loss on excess office facilities.
Beginning with the third quarter, Real consolidated its Technology Products and Solutions and Media Software and Services business units and organized them into functional teams that represent product development, sales and marketing, and service delivery. Therefore, Real’s third-quarter financial results will reflect the new corporate reorganization with the following reporting segments: (1) Core products, which will include existing and evolving SaaS services of ringback tones, music on demand, and intercarrier messaging; professional services and systems integration; Helix software; and SuperPass; (2) Emerging products, which will include

RealPlayer and new products and services that will be introduced over time for consumers or enterprise customers; and (3) Games. We will present Music results on a historical basis only.
Additionally, Real is changing how it allocates shared corporate costs. Historically, common corporate general and administrative costs, including facilities, were allocated to each business segment. In the future, these costs will be shown in the aggregate and not allocated to segments. Direct business unit costs such as R&D and marketing will continue to be reflected in the business unit results. The changes will ensure that business unit results will be directly attributable to that unit’s specific performance and that shared costs will be centrally managed to ensure focus and accountability on the overall corporate cost structure. Starting with the third-quarter earnings release, Real will report historical results that reflect this new presentation to provide comparability across quarters. In advance of Real’s third quarter earnings release, the company expects to file with the Securities and Exchange Commission a current report on Form 8-K with a description of the new segments and historical results for these new segments.
Business Outlook
For the third quarter of 2010, Real expects overall revenue to be slightly lower sequentially, primarily due to softness in Games, and to decline year-over-year compared with total revenue for the third quarter of 2009, excluding music. Real expects adjusted EBITDA for the third quarter of 2010 to increase slightly sequentially and to decline year-over-year.
Approximately 35% of Real’s revenue is denominated in currencies other than the U.S. dollar, most notably the euro and Korean won. Real expects reported revenues in future periods to be affected by foreign currency trends.
The foregoing forward-looking statements reflect Real’s expectations as of July 29, 2010. It is not Real’s general practice to update these forward-looking statements until its next quarterly results announcement.
Dominique Trempont joins RealNetworks Board of Directors
RealNetworks also announced that it has named Dominique Trempont, a former CEO and an executive with extensive public-company board experience, to its Board of Directors effective July 23. The addition brings the board composition to eight members, including six independent directors.
“We are excited to have Dominique’s extensive experience with software, Internet, mobile applications and SaaS companies to help broaden our board’s understanding of these industries and trends,” said Kalpana Raina, chairperson of Real’s Nominating and Corporate Governance Committee. “His background in both finance and executive leadership makes him especially valuable as RealNetworks has embarked on a transformation that involves major strategic and operational decisions.”
“I am pleased to be joining the RealNetworks board at this very important time in the company’s history,” said Mr. Trempont. “This opportunity allows me to bring my experience in many kinds of organizations — from start-ups to Fortune 500 companies — to assist in the company’s strategic transformation.”

Mr. Trempont, 56, currently serves on the boards of Finisar Corp. and Energy Recovery, Inc. and on24 (SaaS). He also was a board member of 3Com Corp. prior to its acquisition by Hewlett Packard earlier this year. Over the past 25 years, he has been CEO-in-Residence at Battery Ventures, a venture capital firm; chairman, president and CEO of Kanisa, Inc., a software company (SaaS); CEO of Gemplus Corp., a smart card application company; CFO and head of operations at NeXT Software; and a senior executive at Raychem Corp.
Mr. Trempont earned an undergraduate degree in Economics from College St. Louis (Belgium), a B.A. with high honors in Business Administration and Computer Sciences (LSM) from the University of Louvain (Belgium) and a master’s degree in Business Administration from INSEAD (France/Singapore).
Webcast and Conference Call Information
The company will host an audio Webcast conference call to review results and discuss the company’s operations for the second quarter at 5:00 p.m. ET on July 29. The Webcast will be available at: http://investor.realnetworks.com
Webcast participants will need RealPlayer® to hear the webcast, which can be downloaded at www.real.com.
The on-demand Webcast will be available beginning approximately two hours following the conclusion of the live Webcast.
Conference Call Details
5:00 p.m. (Eastern) / 2:00 p.m. (Pacific)
Dial in:
800-857-5305 Domestic
773-681-5857 International
Passcode: Second Quarter Earnings
Leader: Bob Kimball
Telephonic replay will be available until 8:00 p.m. (Eastern), Aug. 12, 2010.
Replay dial in:
800-884-1527 Domestic
203-369-3842 International
RNWK-F
For More Information Contact
Press: Bill Hankes, (206) 892-6614, bhankes@real.com
Financial: Marj Charlier, (206) 892-6718, mcharlier@real.com
About RealNetworks
RealNetworks, Inc. delivers digital entertainment services to consumers via PC and mobile phone. Real® created the streaming media category in 1995 and continues to offer pioneering products and services, including: RealPlayer®, the first mainstream media player to enable downloading, recording, editing and sharing of digital video; GameHouse®, one of the largest casual games services on the Internet; and a variety of mobile entertainment services, such as ringback tones, music and video, offered to consumers through leading wireless carriers around the world. RealNetworks’ corporate information is located at http://investor.realnetworks.com.
About Non-GAAP Financial Measures
To supplement RealNetworks’ condensed consolidated financial statements presented in accordance with GAAP in this press release, the company also discloses certain non-GAAP financial measures, including adjusted EBITDA, adjusted EBITDA by reporting segment, adjusted cost of revenue and adjusted operating expenses, which management believes provide investors with useful information.
In the financial tables of our earnings press release, RealNetworks has included reconciliations of GAAP net income (loss) attributable to common shareholders to adjusted EBITDA and to adjusted EBITDA by reporting segment; GAAP cost of revenue to adjusted cost of revenue; and GAAP operating expenses to adjusted operating expenses for the relevant periods.
The rationale for management’s use of non-GAAP measures is included in the supplementary materials presented with the first quarter earnings materials. Please refer to Exhibit 99.2 (“Information Regarding Non-GAAP Financial Measures”) to the company’s report on Form 8-K, which is being submitted today to the SEC.
Forward-Looking Statements: This press release contains forward-looking statements that involve risks and uncertainties, including statements relating to Real’s current expectations for future revenue, operating expenses and adjusted EBITDA, changes in reporting financial results and reporting segments in future periods, the impact of foreign currency rates in future periods and plans to transform the Company as well as to realize future benefits from those plans. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements. Actual results may differ materially from the results predicted. Factors that could cause actual results to differ from the results predicted include: fluctuations in foreign currencies; risks associated with the ability of Real to realize financial benefits from the restructuring of Rhapsody; Real’s ability to realize operating efficiencies, growth and other benefits from the implementation of its strategic initiatives; the emergence of new entrants and competition in the market for digital media products and services; other competitive risks, including the growth of competing technologies, products and services; the potential outcomes and effects of claims and legal proceedings on Real’s business, prospects, financial condition or results of operations; risks associated with key customer or strategic relationships, business acquisitions and the introduction of new products and services; changes in consumer and advertising spending in response to disruptions in the global financial markets; and changes in Real’s GAAP tax rate. More information about potential risk factors that could affect RealNetworks’ business and financial results is included in RealNetworks’ annual report on Form 10-K for the most recent year ended December 31, its quarterly reports on Form 10-Q and in other reports and documents filed by RealNetworks from time to time with the Securities and Exchange Commission. The preparation of RealNetworks’ financial statements and forward-looking financial guidance requires the company to make estimates and assumptions that affect the reported amount of assets and liabilities and the reported amounts of revenues and expenses during the reported period. Actual results may differ materially from these estimates under different assumptions or conditions. The company assumes no obligation to update any forward-looking statements or information, which are in effect as of their respective dates.
RealNetworks, RealPlayer and GameHouse are trademarks or registered trademarks of RealNetworks, Inc. or its subsidiaries. All other companies or products listed herein are trademarks or registered trademarks of their respective owners.

RealNetworks, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Quarters Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
	(in thousands, except per share data)
Net revenue	$88,884	$135,725	$217,484	$276,498

Cost of revenue	29,149	55,614	78,308	111,635

Gross profit	59,735	80,111	139,176	164,863

Operating expenses:
Research and development	27,583	28,923	62,258	57,482
Sales and marketing	27,382	42,273	65,209	85,958
Advertising with related party (A)	—	6,865	1,065	14,288
General and administrative	14,590	19,338	29,511	42,169
Impairment of goodwill	—	175,583	—	175,583
Restructuring and other charges	4,792	—	10,407	794
Loss on excess office facilities	7,082	—	7,082	—

Total operating expenses	81,429	272,982	175,532	376,274

Operating loss	(21,694)	(192,871)	(36,356)	(211,411)

Other income (expenses):
Interest income, net	551	754	931	1,937
Equity in net loss of Rhapsody and other equity method investments (B)	(5,427)	(269)	(5,427)	(924)
Gain (loss) on sale of equity investments, net	(50)	68	(50)	205
Gain on deconsolidation of Rhapsody	—	—	10,929	—
Other income (expense), net	994	(449)	1,093	406

Total other income (expense), net	(3,932)	104	7,476	1,624

Loss before income taxes	(25,626)	(192,767)	(28,880)	(209,787)
Income tax benefit (expense)	(281)	(1,210)	3,291	(2,759)

Net income (loss)	(25,907)	(193,977)	(25,589)	(212,546)
Net loss attributable to the noncontrolling interest in Rhapsody (C)	—	5,648	2,910	12,081

Net income (loss) attributable to common shareholders	$(25,907)	$(188,329)	$(22,679)	$(200,465)

Basic net income (loss) per share available to common shareholders	$(0.19)	$(1.40)	$(0.14)	$(1.51)

Diluted net income (loss) per share available to common shareholders	$(0.19)	$(1.40)	$(0.14)	$(1.51)

Shares used to compute basic net income (loss) per share available to common shareholders	135,277	134,420	135,209	134,394
Shares used to compute diluted net income (loss) per share available to common shareholders	135,277	134,420	135,209	134,394

(A)	Consists of advertising purchased by Rhapsody from MTV Networks (MTVN). MTVN had a 49% ownership interest in Rhapsody prior to the restructuring transactions that occurred on March 31, 2010. See note (B) for more details regarding the restructuring and the related deconsolidation.

(B)	On March 31, 2010, we completed the restructuring of Rhapsody which resulted in our ownership decreasing to approximately 47.5% of the outstanding equity in Rhapsody and no longer having operating control. Since the restructuring was completed on the last day of the quarter ended March 31, 2010, our statement of operations for the first quarter includes results from Rhapsody’s operations. Beginning with the quarter ended June 30, 2010, Rhapsody’s revenue or other operating results are no longer consolidated within our financial statements and we are not recording any operating or other financial results for our Music segment. We now report our share of Rhapsody’s income or losses as “Equity in net loss of Rhapsody and other equity method investments” in “Other income.”

(C)	Noncontrolling interest in Rhapsody reflects MTVN’s 49% ownership share in the losses of Rhapsody prior to the restructuring transactions that occurred on March 31, 2010.

RealNetworks, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	June 30,	December 31,
	2010	2009
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$156,155	$277,030
Short-term investments	157,065	107,870
Trade accounts receivable, net	43,805	60,937
Deferred costs, current portion	4,541	5,192
Prepaid expenses and other current assets	30,001	30,624

Total current assets	391,567	481,653

Equipment, software, and leasehold improvements, at cost:
Equipment and software	142,978	151,951
Leasehold improvements	25,308	31,041

Total equipment, software, and leasehold improvements	168,286	182,992
Less accumulated depreciation and amortization	121,616	125,878

Net equipment, software, and leasehold improvements	46,670	57,114

Restricted cash equivalents and investments	10,000	13,700
Equity investments	41,810	19,553
Other assets	3,746	4,030
Deferred costs, non-current portion	13,516	10,182
Deferred tax assets, net, non-current portion	8,822	10,001
Other intangible assets, net	7,804	10,650

Total assets	$523,935	$606,883

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$27,662	$32,703
Accrued and other liabilities	88,521	124,934
Deferred revenue, current portion	20,740	31,374
Related party payable — Rhapsody (A)	459	—
Related party payable — MTVN (B)	—	11,216
Accrued loss on excess office facilities, current portion	762	3,228

Total current liabilities	138,144	203,455

Deferred revenue, non-current portion	879	1,933
Accrued loss on excess office facilities, non-current portion	4,047	—
Deferred rent	3,768	4,464
Deferred tax liabilities, net, non-current portion	719	961
Other long-term liabilities	12,293	13,006

Total liabilities	159,850	223,819

Noncontrolling interest in Rhapsody (C)	—	7,253

Shareholders’ equity	364,085	375,811

Total liabilities and shareholders’ equity	$523,935	$606,883

(A)	Related party payable reflects amounts owed to Rhapsody International, formed on March 31, 2010.

(B)	Related party payable reflects amounts owed by Rhapsody to MTVN in periods prior to the restructuring and related deconsolidation that was completed on March 31, 2010.

(C)	Noncontrolling interest in Rhapsody reflects MTVN’s 49% ownership interest in the net assets of Rhapsody at December 31, 2009. Due to the restructuring transactions which occurred on March 31, 2010, Rhapsody’s balance sheet is no longer included within RealNetworks consolidated financial statements.

RealNetworks, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended June 30,
	2010	2009
	(in thousands)
Cash flows from operating activities:
Net income (loss)	$(25,589)	$(212,546)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation and amortization	13,973	15,522
Stock-based compensation	6,692	10,818
Gain on disposal of equipment, software, and leasehold improvements	(3)	(34)
Equity in net loss of Rhapsody and other investments	5,427	924
Loss (gain) on sale of equity investment, net	50	(205)
Gain on deconsolidation of Rhapsody	(10,929)	—
Excess tax benefit from stock option exercises	(18)	(9)
Impairment of goodwill	—	175,583
Accrued restructuring and other charges	3,581	(3,675)
Accrued loss on excess office facilities	6,470	—
Deferred income taxes, net	(1,609)	(682)
Other	22	24
Net change in certain operating assets and liabilities, net of acquisitions and disposals	(54,404)	(3,961)

Net cash (used in) provided by operating activities	(56,337)	(18,241)

Cash flows from investing activities:
Purchases of equipment, software, and leasehold improvements	(9,507)	(7,608)
Purchases of short-term investments	(65,754)	(66,192)
Proceeds from sales and maturities of short-term investments	16,559	38,692
Proceeds from the sales of equity investments	—	205
Purchases of equity investments	—	(2,000)
Payment of acquisition costs, net of cash acquired	—	(3,154)
Payment in connection with the restructuring of Rhapsody	(18,000)	—
Repayment of temporary funding on deconsolidation of Rhapsody	5,869	—
Decrease in restricted cash equivalents and investments, net	3,700	141

Net cash provided by (used in) investing activities	(67,133)	(39,916)

Cash flows from financing activities:
Net proceeds from sales of common stock under employee stock purchase plan and exercise of stock options	1,272	819
Payments received on MTVN note	1,213	14,537
Capital contribution to Rhapsody from MTVN	—	5,000
Excess tax benefit from stock option exercises	18	9

Net cash provided by (used in) financing activities	2,503	20,365

Effect of exchange rate changes on cash and cash equivalents	92	2,316

Net decrease in cash and cash equivalents	(120,875)	(35,476)

Cash and cash equivalents, beginning of period	277,030	232,968

Cash and cash equivalents, end of period	$156,155	$197,492

RealNetworks, Inc. and Subsidiaries
Supplemental Financial Information
(Unaudited)

	2010		2009
	Q2	Q1	Q4	Q3	Q2	Q1
	(in thousands)
Net Revenue by Line of Business:
Technology products and solutions (A)	$41,122	$41,892	$54,269	$47,428	$46,208	$43,579
Media software and services (B)	19,617	20,739	22,899	24,580	19,291	20,318
Games (C)	28,145	30,236	30,736	29,491	29,774	32,823

Subtotal net revenue	88,884	92,867	107,904	101,499	95,273	96,720
Music (D)	—	35,733	37,598	38,765	40,452	44,053

Total net revenue	$88,884	$128,600	$145,502	$140,264	$135,725	$140,773

Consumer Products and Services: (D)
Subscriptions (E)	$22,000	$49,805	$50,492	$52,401	$54,446	$59,052
Media properties (F)	13,921	17,168	20,327	21,001	14,753	15,536
E-commerce and other (G)	11,841	19,735	20,414	19,434	20,318	22,606

Total consumer products and services revenue	$47,762	$86,708	$91,233	$92,836	$89,517	$97,194

Net Revenue by Geography:
United States	$48,351	$84,550	$91,175	$95,758	$90,685	$96,666
Rest of world	40,533	44,050	54,327	44,506	45,040	44,107

Total net revenue	$88,884	$128,600	$145,502	$140,264	$135,725	$140,773

Subscribers (presented as greater than):
Consumer subscribers(H)	600	575	625	625	550	575
Technology products and solutions application services subscribers (I)	37,600	37,950	38,850	37,500	36,300	33,850

(A)	The Technology Products and Solutions (TPS) segment includes revenue and related costs from: sales of ringback tones, music-on-demand, video-on-demand, messaging, and information services; sales of media delivery system software, including Helix system software and related authoring and publishing tools, both directly to customers and indirectly through original equipment manufacturer channels; support and maintenance services sold to customers who purchase software products; broadcast hosting services; and consulting and professional services that are offered to customers.

(B)	The Media Software and Services (MSS) segment primarily includes revenue and related costs from: the SuperPass premium subscription service; RealPlayer Plus and related products; sales and distribution of third-party software products; and all advertising other than that related directly to our Games and former Music businesses. We repurchased RadioPass from Rhapsody as part of the restructuring that occurred on March 31, 2010. We have included RadioPass subscribers beginning in the quarter ended June 30, 2010, as a result.

(C)	The Games segment primarily includes revenue and related costs from: the sale of individual games on our websites RealArcade.com, GameHouse.com and Zylom.com; the sales of games subscription services; advertising through our games websites; the sale of games through the syndication on partner sites, and sales of games through wireless carriers.

(D)	On March 31, 2010, we completed the restructuring of Rhapsody which resulted in our ownership decreasing to approximately 47.5% of the outstanding equity in Rhapsody and no longer having operating control. Beginning with the quarter ended June 30, 2010, Rhapsody’s revenue or other operating results are no longer consolidated within our financial statements and we are not recording any operating or other financial results for our Music segment. We now report our share of Rhapsody’s income or losses as “Equity in net loss of Rhapsody and other equity-method investments” in “Other income.” Prior to March 31, 2010, the Music segment primarily included revenue and related costs from: Rhapsody’s Rhapsody and RadioPass subscription services; sales of digital music content through the Rhapsody service and the RealPlayer music store; and advertising from music websites.

(E)	Revenue is derived from consumer digital media subscription services including: SuperPass, RadioPass, FunPass, GamePass and Rhapsody. Revenue from Rhapsody no longer appears within our results in periods after March 31, 2010.

(F)	Revenue is derived from advertising and through the distribution of third party products. Revenue from Rhapsody no longer appears within our results in periods after March 31, 2010.

(G)	Revenue is derived from RealPlayer Plus and related products, sales of third party software products, and content such as games and music. Revenue from Rhapsody no longer appears within our results in periods after March 31, 2010.

(H)	Consumer subscribers primarily include: SuperPass, and GamePass. We repurchased RadioPass from Rhapsody as part of the restructuring that occurred on March 31, 2010. We have included RadioPass subscribers beginning in the quarter ended June 30, 2010, as a result.

(I)	Technology products and solutions application service subscribers include: ringback tones, music-on-demand and video-on-demand.

RealNetworks, Inc. and Subsidiaries
Supplemental Financial Information
(Unaudited)
Reconciliation of GAAP net income (loss) attributable to common shareholders to adjusted EBITDA is as follows:

	Quarters Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,
	2010	2010	2009	2009	2009	2009
				(in thousands)
Net income (loss) attributable to common shareholders	$(25,907)	$3,228	$(17,819)	$1,520	$(188,329)	$(12,136)
Interest income, net	(551)	(380)	(779)	(1,253)	(754)	(1,183)
Income taxes	281	(3,572)	(124)	686	1,210	1,549
Depreciation and amortization (net of noncontrolling interest effect)	5,492	6,005	6,355	5,432	5,815	5,726
Acquisitions related intangible asset amortization (net of noncontrolling interest effect)	1,167	1,239	1,797	1,784	1,649	1,768
Stock-based compensation	2,771	3,921	5,915	4,727	5,596	5,222
Pro forma gain on sale of interest in Rhapsody	—	598	5,577	3,839	3,444	4,010
Gain on deconsolidation of Rhapsody	—	(10,929)	—	—	—	—
Equity in net loss of Rhapsody and other equity investments	5,427	—	116	273	269	655
Loss (gain) on sale of equity investments, net	50	—	121	(604)	(68)	(137)
Impairment of equity investments	—	—	5,020	—	—	—
Impairment of goodwill and long-lived assets	—	—	—	—	175,583	—
Restructuring and other charges	4,792	5,615	2,346	877	—	794
Loss on excess office facilities	7,082	—	—	—	—	—

Adjusted EBITDA	$604	$5,725	$8,525	$17,281	$4,415	$6,268

RealNetworks, Inc. and Subsidiaries
Segment Results of Operations
(Unaudited)

	Quarter Ended June 30, 2010
	TPS (A)	MSS (B)	Games (C)	Music (D)	Other	Grand Total
	(in thousands)
Net revenue	$41,122	$19,617	$28,145	$—	$—	$88,884

Cost of revenue	17,526	4,243	7,380	—	—	29,149

Gross profit	23,596	15,374	20,765	—	—	59,735

Gross margin	57%	78%	74%	—	—	67%

Operating expenses:
Loss on excess office facilities	—	—	—	—	7,082	7,082
Restructuring and other charges	—	—	—	—	4,792	4,792
Other operating expenses	25,663	16,132	27,784	—	(24)	69,555

Total operating expenses	25,663	16,132	27,784	—	11,850	81,429

Income (loss) from operations	(2,067)	(758)	(7,019)	—	(11,850)	(21,694)

Other income (expenses):
Interest income, net	—	—	—	—	551	551

Equity in net loss of Rhapsody and other equity method investments	—	—	—	—	(5,427)	(5,427)
Gain (loss) on sale of equity investments, net	—	—	—	—	(50)	(50)
Gain on deconsolidation of Rhapsody	—	—	—	—	—	—
Other income (expenses), net	—	—	—	—	994	994

Total other income (expenses), net	—	—	—	—	(3,932)	(3,932)

Income (loss) before income taxes	(2,067)	(758)	(7,019)	—	(15,782)	(25,626)
Income taxes	—	—	—	—	(281)	(281)

Net income (loss)	(2,067)	(758)	(7,019)	—	(16,063)	(25,907)

Net income (loss) attributable to noncontrolling interest in Rhapsody	—	—	—	—	—	—

Net income (loss) attributable to common shareholders	$(2,067)	$(758)	$(7,019)	$—	$(16,063)	$(25,907)

Reconciliation of segment GAAP net income (loss) attributable to common shareholders to segment adjusted EBITDA is as follows:

Net income (loss) attributable to common shareholders	$(2,067)	$(758)	$(7,019)	$—	$(16,063)	$(25,907)
Interest income, net	—	—	—	—	(551)	(551)
Income taxes	—	—	—	—	281	281
Depreciation and amortization	2,544	718	2,230	—	—	5,492
Acquisitions related intangible asset amortization	1,106	—	61	—	—	1,167
Stock-based compensation	1,537	456	778	—	—	2,771
Equity in net loss of Rhapsody and other equity investments	—	—	—	—	5,427	5,427
Loss (gain) on sale of equity investments, net	—	—	—	—	50	50
Restructuring and other charges	—	—	—	—	4,792	4,792
Loss on excess office facilities	—	—	—	—	7,082	7,082

Adjusted EBITDA	$3,120	$416	$(3,950)	$—	$1,018	$604

	Quarter Ended June 30, 2009
	TPS (A)	MSS (B)	Games (C)	Music (D)	Other	Grand Total
	(in thousands)
Net revenue	$46,208	$19,291	$29,774	$40,452	$—	$135,725

Cost of revenue	19,278	2,590	8,801	24,945	—	55,614

Gross profit	26,930	16,701	20,973	15,507	—	80,111

Gross margin	58%	87%	70%	38%	—	59%

Operating expenses:
Advertising with related party	—	—	—	6,865	—	6,865
Impairment of goodwill	50,531	46,776	41,247	37,029	—	175,583
Other operating expenses	25,512	18,417	26,761	19,808	36	90,534

Total operating expenses	76,043	65,193	68,008	63,702	36	272,982

Income (loss) from operations	(49,113)	(48,492)	(47,035)	(48,195)	(36)	(192,871)

Other income (expenses):
Interest income, net	—	—	—	—	754	754

Equity in net loss of Rhapsody and other equity method investments	—	—	—	—	(269)	(269)
Gain (loss) on sale of equity investments, net	—	—	—	—	68	68
Other income (expenses), net	—	—	—	—	(449)	(449)

Total other income (expenses), net	—	—	—	—	104	104

Income (loss) before income taxes	(49,113)	(48,492)	(47,035)	(48,195)	68	(192,767)
Income taxes	—	—	—	—	(1,210)	(1,210)

Net income (loss)	(49,113)	(48,492)	(47,035)	(48,195)	(1,142)	(193,977)

Net income (loss) attributable to noncontrolling interest in Rhapsody	—	—	—	5,648	—	5,648

Net income (loss) attributable to common shareholders	$(49,113)	$(48,492)	$(47,035)	$(42,547)	$(1,142)	$(188,329)

Reconciliation of segment GAAP net income (loss) attributable to common shareholders to segment adjusted EBITDA is as follows:

Net income (loss) attributable to common shareholders	$(49,113)	$(48,492)	$(47,035)	$(42,547)	$(1,142)	$(188,329)
Interest income, net	—	—	—	—	(754)	(754)
Income taxes	—	—	—	—	1,210	1,210

Depreciation and amortization (E)	2,847	856	1,041	1,071	—	5,815

Acquisitions related intangible asset amortization (E)	1,270	—	101	278	—	1,649
Stock-based compensation	2,464	798	1,596	738	—	5,596
Pro forma gain on sale of interest in Rhapsody	—	—	—	3,444	—	3,444
Equity in net loss of Rhapsody and other investments	—	—	—	—	269	269
Loss (gain) on sale of equity investments, net	—	—	—	—	(68)	(68)
Impairment of goodwill	50,531	46,776	41,247	37,029	—	175,583

Adjusted EBITDA	$7,999	$(62)	$(3,050)	$13	$(485)	$4,415

Note: Cost of revenue and operating expenses of the segments shown above include costs directly attributable to those segments and an allocation of general and administrative and other common or shared costs.

(A)	The Technology Products and Solutions (TPS) segment includes revenue and related costs from: sales of ringback tones, music-on-demand, video-on-demand, messaging, and information services; sales of media delivery system software, including Helix system software and related authoring and publishing tools, both directly to customers and indirectly through original equipment manufacturer channels; support and maintenance services sold to customers who purchase software products; broadcast hosting services; and consulting and professional services that are offered to customers.

(B)	The Media Software and Services (MSS) segment primarily includes revenue and related costs from: the SuperPass premium subscription service; RealPlayer Plus and related products; sales and distribution of third-party software products; and all advertising other than that related directly to our Music and Games businesses. We repurchased RadioPass from Rhapsody as part of the restructuring that occurred on March 31, 2010. We have included RadioPass subscribers beginning in the quarter ended June 30, 2010, as a result.

(C)	The Games segment primarily includes revenue and related costs from: the sale of individual games on our websites RealArcade.com, GameHouse.com and Zylom.com; the sales of games subscription services; advertising through our games websites; the sale of games through the syndication on partner sites, and sales of games through wireless carriers.

(D)	On March 31, 2010, we completed the restructuring of Rhapsody which resulted in our ownership decreasing to approximately 47.5% of the outstanding equity in Rhapsody and no longer having operating control. Beginning with the quarter ended June 30, 2010, Rhapsody’s revenue or other operating results are no longer consolidated within our financial statements and we are not recording any operating or other financial results for our Music segment. We now report our share of Rhapsody’s income or losses as “Equity in net loss of Rhapsody and other equity method investments” in “Other income.”

(E)	Net of noncontrolling interest effect.

RealNetworks, Inc. and Subsidiaries
Supplemental Financial Information
(Unaudited)

	Quarter Ended June 30, 2010
			Acquisitions
			Related
			Intangible
	As	Stock-Based	Asset
	Reported	Compensation	Amortization (A)	Adjusted
	(in thousands)
Cost of revenue	$29,149	$(228)	$(525)	$28,396

Operating expenses:
Research and development	$27,583	$(693)	$—	$26,890
Sales and marketing	27,382	(811)	(642)	25,929
General and administrative	14,590	(1,039)	—	13,551

Adjusted operating expenses, net	$69,555	$(2,543)	$(642)	$66,370

	Quarter Ended June 30, 2009
			Acquisitions
			Related
			Intangible
	As	Stock-Based	Asset
	Reported	Compensation	Amortization (A)	Adjusted
	(in thousands)
Cost of revenue	$55,614	$(363)	$(553)	$54,698

Operating expenses:
Research and development	$28,923	$(2,234)	$—	$26,689
Sales and marketing	42,273	(1,199)	(1,096)	39,978
General and administrative	19,338	(1,800)	—	17,538

Adjusted operating expenses, net	$90,534	$(5,233)	$(1,096)	$84,205

	Six Months Ended June 30, 2010
			Acquisitions
			Related
			Intangible
	As	Stock-Based	Asset
	Reported	Compensation	Amortization (A)	Adjusted
	(in thousands)
Cost of revenue	$78,308	$(459)	$(1,045)	$76,804

Operating expenses:
Research and development	$62,258	$(2,290)	$—	$59,968
Sales and marketing	65,209	(1,807)	(1,361)	62,041
General and administrative	29,511	(2,136)	—	27,375

Adjusted operating expenses, net	$156,978	$(6,233)	$(1,361)	$149,384

	Six Months Ended June 30, 2009
			Acquisitions
			Related
			Intangible
	As	Stock-Based	Asset
	Reported	Compensation	Amortization (A)	Adjusted
	(in thousands)
Cost of revenue	$111,635	$(993)	$(1,099)	$109,543

Operating expenses:
Research and development	$57,482	$(4,058)	$—	$53,424
Sales and marketing	85,958	(2,265)	(2,318)	81,375
General and administrative	42,169	(3,502)	—	38,667

Adjusted operating expenses, net	$185,609	$(9,825)	$(2,318)	$173,466

(A)	- Net of noncontrolling interest effect.

RealNetworks, Inc. and Subsidiaries
Earnings Per Share Reconciliation
(Unaudited)

	Quarters Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
	(in thousands, except per share data)
Net income (loss) attributable to common shareholders	$(25,907)	$(188,329)	$(22,679)	$(200,465)
Less accretion of MTVN’s preferred return in Rhapsody	—	(416)	3,700	(1,850)

Net income (loss) available to common shareholders	$(25,907)	$(188,745)	$(18,979)	$(202,315)

Shares used to compute basic net income (loss) per share available to common shareholders	135,277	134,420	135,209	134,394
Dilutive potential common shares:
Stock options and restricted stock	—	—	—	—

Shares used to compute diluted net income (loss) per share available to common shareholders	135,277	134,420	135,209	134,394

Basic net income (loss) per share available to common shareholders	$(0.19)	$(1.40)	$(0.14)	$(1.51)
Diluted net income (loss) per share available to common shareholders	$(0.19)	$(1.40)	$(0.14)	$(1.51)